Exhibit 99.1

California BanCorp Announces

Completion of $35 Million Subordinated Debt Offering

Oakland, California – August 17, 2021 – California BanCorp (the “Company”) (NASDAQ: CALB), whose subsidiary is California Bank of Commerce, today announced that it has completed a private placement of $35 million in fixed-to-floating rate subordinated notes due September 1, 2031 (the “Notes”) to certain qualified buyers and accredited investors. The Company intends to use the net proceeds to redeem $5 million of bank-level subordinated debt and for general corporate purposes.

The Notes are structured to qualify as Tier 2 capital for the Company for regulatory purposes and will carry a fixed rate of 3.5% until September 1, 2026. Thereafter, the Notes will pay interest at a floating rate, reset quarterly, equal to the then current three-month SOFR plus 286 basis points. The subordinated notes are redeemable by the Company at its option, in whole or in part, on any interest payment date on or after September 1, 2026, or at any time, in whole but not in part, upon certain other specified events prior to the Notes’ maturity on September 1, 2031.

Chief Executive Officer Steven E. Shelton stated, “We are very pleased to announce the successful completion of our subordinated debt offering. We are especially appreciative of the strong investor support we received for our company. The overall cost of the capital is highly attractive and this capital will serve us well as we continue to grow and diversify our business.”

Piper Sandler & Co. served as the sole placement agent for this offering. Sheppard, Mullin, Richter & Hampton, LLP served as legal counsel to the Company and Manatt, Phelps & Phillips, LLP served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About California BanCorp

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, call us at (510) 457-3751, or visit us at www.CaliforniaBankofCommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

President and Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

Senior Executive Vice President

Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Forward-Looking Statements

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, both of which are on file with the Securities and Exchange Commission.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may continue to adversely affect, our business, operations, financial performance and prospects. Even after the COVID-19 pandemic subsides, it is possible that the U.S. and other major economies experience or continue to experience a prolonged recession, which could materially and adversely affect our business, operations, financial performance and prospects. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

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